Exhibit 10.9.10

PERFORMANCE-BASED RESTRICTED SHARE UNIT AGREEMENT

Under the Teradata 2012 Stock Incentive Plan

You have been awarded the contingent right to receive a credit of share units (the “Share Units”) under the Teradata 2012 Stock Incentive Plan (the “Plan”), upon the terms and subject to the conditions of this Performance-Based Restricted Share Unit Agreement (this “Agreement”) and the Plan. Please refer to the share unit information page on the website of Teradata’s third party Plan administrator for your “Target Number of Share Units.” Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

1. Crediting of Share Units.

(a) In General. Your right to receive a credit of all, a portion, or a multiple of the Target Number of Share Units shall be contingent upon the extent to which Teradata Corporation (the “Company”) achieves the performance goals set forth on the attached Exhibit A (the “Performance Goals”) for the performance period commencing                     ,              and ending                     ,              (the “Performance Period”), in accordance with the payout levels set forth on the attached Exhibit A (the “Performance Metrics”). The Compensation and Human Resource Committee of the Company’s Board of Directors (the “Committee”) may establish special adjustments that will be applied in calculating the extent to which the Performance Goals have been satisfied, provided that the adjustments are set forth in writing no later than 90 days after the beginning of the Performance Period.

(b) Crediting to Account. After the end of the Performance Period, the Committee shall determine in writing the extent, if any, to which each of the Performance Goals has been satisfied and shall determine the percentage, if any, of the Target Number of Share Units that shall be credited to a book entry account established on your behalf (the “Account”), based on the payout level identified in the Performance Metrics. Each Share Unit credited to your Account under this Section 1(b) shall represent the contingent right to receive one Share and shall at all times be equal in value to one Share.

(i) If, upon the conclusion of the Performance Period, the Company achieves less than 25% of the target level of a Performance Goal, then you shall not receive a credit of any Share Units with respect to that Performance Goal, and if the Company achieves less than 25% of the target level for both Performance Goals, this Agreement shall terminate immediately without further action or notice.

(ii) If, upon the conclusion of the Performance Period, the Company achieves 25% or more of the target level of a Performance Goal, then you shall be credited with a number of Share Units with respect to such Performance Goal, effective on the day in which the Committee certifies the achievement of the Performance Goal as provided in this Section 1(b) (the “Crediting Date”), equal to the product of (A) your Target Number of Share Units, multiplied by (B) the combined weighted average of the payout levels for both Performance Goals as identified in the Performance Metrics (subject to such rounding conventions as may be implemented from time-to-time by Teradata’s third party Plan administrator).

(c) Forfeiture of Share Units. Except as otherwise provided in Section 3, your right to receive a credit of Share Units shall be forfeited automatically without further action or notice in the event that you cease to be employed by the Company or any of its affiliate companies (referred to collectively herein as “Teradata”) through the end of the Performance Period.

2. Vesting, Forfeiture and Payment of Share Units.

(a) Vesting. The Share Units, if any, credited to your Account in accordance with Section 1 above shall be subject to the following vesting schedule:

(i) One-third of the Share Units shall vest on each of the following dates (subject to such rounding conventions as may be implemented from time to time by Teradata’s third party Plan administrator): (A) the Crediting Date, (B) the first anniversary of the Crediting Date, and (C) the second anniversary of the Crediting Date (each a “Vesting Date”), provided that you are continuously employed by Teradata until the applicable Vesting Date.

(ii) If you cease to be employed by Teradata due to (A) your death, or (B) your Disability (defined by reference to Teradata’s long-term disability plan that covers you), in either case after the end of the Performance Period but prior to a Vesting Date, then the Share Units shall become fully vested upon such termination.

(iii) If you cease to be employed by Teradata prior to a Change in Control due to (A) your Retirement (defined as termination by you of your employment with Teradata at or after age 55 with the consent of the Committee); or (B) a reduction-in-force, in either case after the end of the Performance Period but prior to a Vesting Date, then a portion of the Share Units credited to your Account that have not yet vested shall become fully vested upon such termination, determined by multiplying (I) the number of unvested Share Units credited to your Account on the date of termination that would have vested on the next Vesting Date had you remained employed with Teradata through such date, by (II) a fraction, the numerator of which is the number of full and partial months of employment you completed commencing with the Vesting Date that occurred immediately prior to your termination, and the denominator of which is 12 months (with the resulting product rounded to the nearest whole number); provided that if your termination occurs during the period commencing immediately after the end of the Performance Period but prior to the Crediting Date, the fraction described above shall be deemed to be 12/12. The remaining number of Share Units shall be forfeited without further action or notice.

(iv) If a Change in Control occurs after the end of the Performance Period and prior to a Vesting Date, and the Share Units are not assumed, converted or replaced by the continuing entity, then the Share Units shall vest upon the Change in Control.

(v) If a Change in Control occurs after the end of the Performance Period and prior to a Vesting Date, and the Share Units are assumed, converted or replaced by the continuing entity, then the Share Units shall continue to vest in accordance with Section 2(a)(i); provided, however, that if you cease to be employed by Teradata due to (A) termination of your employment by Teradata without Cause, (B) termination of your employment with

Teradata on account of death, Disability, Retirement, or a reduction-in-force, or (C) if you are a participant in the Teradata Change in Control Severance Plan, a Teradata Severance Policy or a similar arrangement that defines “Good Reason” in the context of a resignation following a Change in Control (a “CIC Plan”), termination of your employment with Teradata for “Good Reason” as defined in the CIC Plan within the two-year period commencing on the Change in Control, then the Share Units credited to your Account that have not yet vested shall vest in full upon such termination.

(b) Forfeiture. The Share Units credited to your Account that have not yet vested pursuant to Section 2(a) shall be forfeited automatically without further action or notice if you cease to be employed by Teradata prior to a Vesting Date other than as provided in Sections 2(a)(ii), (iii) or (v).

(c) Payment. Except as otherwise provided in Section 3 or Section 4 of this Agreement, the Company shall deliver the Shares underlying the vested Share Units credited to your Account in accordance with this Agreement within seventy (70) days after the earlier of (i) the applicable Vesting Date(s), or (ii) your termination of employment.

3. Certain Events During Performance Period.

(a) Certain Terminations. If during the Performance Period you cease to be employed by Teradata prior to a Change in Control due to death, Disability, Retirement or a reduction-in-force, then the Company shall credit to your Account a pro-rated number of Share Units, which shall be fully vested, and which shall be calculated by multiplying (i) the actual number of Share Units that would have been credited to your Account in accordance with Section 1 of this Agreement had you continued in employment throughout the Performance Period, determined based on the actual performance of the Company during such Performance Period, by (ii) a fraction, the numerator of which is the number of full and partial months of employment you completed commencing with January 1, 2012, and the denominator of which is 36 months (subject to such rounding conventions as may be implemented from time-to-time by Teradata’s third party Plan administrator). Except as otherwise provided in Section 4 of this Agreement, the Company shall deliver to you the Shares underlying the pro-rated number of Share Units within seventy (70) days after the end of the Performance Period.

(b) Change in Control.

(i) If a Change in Control occurs during the Performance Period, and this award is not assumed, converted or replaced by the continuing entity, then the Target Number of Share Units shall be credited to your Account, as of the date of the Change in Control, and the units shall be fully vested at that time. The Company shall deliver to you the Shares underlying the Target Number of Share Units within 30 days after such Change in Control. Notwithstanding the foregoing, to the extent that your right to receive such Shares constitutes a “deferral of compensation” within the meaning of Section 409A of the Code (“Section 409A”), the Company shall deliver to you the Shares underlying the Target Number of Share Units within seventy (70) days after the earlier of (i) the end of the Performance Period, or (ii) your termination of employment (except as otherwise provided in Section 4 of this Agreement).

(ii) If a Change in Control occurs during the Performance Period, and this award is assumed, converted or replaced by the continuing entity, then the Target Number of Share Units shall be credited to your Account, as of the date of the Change in Control, and the Share Units shall continue to vest in accordance with Section 2(a)(i); provided, however, that if you cease to be employed by Teradata due to (A) termination of your employment by Teradata without Cause, (B) termination of your employment with Teradata on account of death, Disability, Retirement, or a reduction-in-force, or (C) if you are a participant in a CIC Plan, termination of your employment with Teradata for “Good Reason” as defined in the CIC Plan within the two-year period commencing on the Change in Control, then the Share Units credited to your Account that have not yet vested shall vest in full upon such termination. If the Target Number of Share Units credited to your Account in accordance with this Section 3(b)(ii) becomes vested by reason of a termination of your employment that occurs on or prior to the end of the Performance Period, then, except as otherwise provided in Section 4 of this Agreement, the Company shall deliver to you the Shares underlying the Target Number of Share Units within seventy (70) days after the end of the Performance Period. If the Target Number of Share Units credited to your Account in accordance with this Section 3(b)(ii) becomes vested after the end of the Performance Period, then except as otherwise provided in Section 4 of this Agreement, the Company shall deliver the Shares underlying the vested Target Number of Share Units credited to your Account within seventy (70) days after the earlier of (x) the applicable Vesting Date(s), or (y) your termination of employment.

4. Section 409A Compliance. The intent of the parties is that payments under this Agreement comply with Section 409A of the Code or are exempt therefrom and this Agreement shall be interpreted, administered and governed in accordance with such intent.

(a) Termination of Employment. To the extent that you are a U.S. taxpayer, a termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of Shares subject to Section 409A upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A and you are no longer providing services (at a level that would preclude the occurrence of a “separation from service” within the meaning of Section 409A) to Teradata as an employee or consultant, and for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service” within the meaning of Section 409A.

(b) Payment Delay for Specified Employees. If you are a “specified employee,” as determined under the Company’s policy for identifying specified employees on the date of termination, then to the extent required in order to comply with Section 409A, all payments made under this Agreement that constitute a “deferral of compensation” within the meaning of Section 409A that are provided as a result of a “separation from service” within the meaning of Section 409A for any reason other than your death and that would otherwise be paid or provided during the first six months following such separation from service shall be accumulated through and paid within 30 days after the first business day that is more than six months after the date of your separation from service (or, if you die during such six-month period, within 30 days after your death).

(c) Acceleration of Payment. Notwithstanding anything to the contrary contained in this Agreement, the Committee shall have the right, at any time in its sole discretion, to accelerate the time of a payment under this Agreement to a time otherwise permitted under Section 409A in accordance with the requirements, restrictions and limitations of Treasury Regulation Section 1.409A-3(j).

5. Confidentiality. By accepting this award, unless disclosure is required or permitted by applicable law or regulation, you agree to keep this Agreement confidential and not to disclose its contents to anyone except your attorney, your immediate family, or your financial consultant, provided such persons agree in advance to keep such information confidential and not disclose it to others. The Share Units will be forfeited if you violate the terms and conditions of this Section 5.

6. Transferability. At all times before payment, the Share Units may not be sold, transferred, pledged, assigned or otherwise alienated, except by beneficiary designation, will or by the laws of descent and distribution upon your death. Any purported transfer or encumbrance in violation of the provisions of this Section 6 shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Share Units.

7. Dividend Equivalents. From and after the Crediting Date and until the earlier of (a) the time when the Share Units are paid in accordance with this Agreement or (b) the time when your rights in the Share Units are forfeited in accordance with Section 2(b) hereof, on the date that Teradata pays a cash dividend (if any) to holders of Shares generally, you shall receive additional Share Units equal to (x) the number of Share Units held by you as of the date of record for such dividend, provided that the record date occurs on or after the Crediting Date; multiplied by (y) the per Share cash dividend amount; divided by (z) the Fair Market Value per Share on the dividend payment date. The additional Share Units shall be subject to the same terms and conditions as the Share Units covered by this Agreement, including without limitation the forfeiture provisions of Section 2(b) of this Agreement; provided, however, that for purposes of Section 2(a)(i) of this Agreement (i) any such additional Share Units issued between the Crediting Date and the first anniversary of the Crediting Date shall vest in two equal installments on the first anniversary of the Crediting Date and the second anniversary of the Crediting Date, provided that you are continuously employed by Teradata through each such date, and (ii) any such additional Share Units issued between the first anniversary of the Crediting Date and the second anniversary of the Crediting Date shall vest on the second anniversary of the Crediting Date, provided that you are continuously employed by Teradata through such date.

8. Misconduct; Termination for Cause. The Share Units will be forfeited if your employment is terminated by Teradata for Cause or if the Committee determines that you engaged in misconduct in connection with your employment with Teradata. Further, if your employment is terminated by Teradata for Cause, then, to the extent demanded by the Committee in its sole discretion and permitted by applicable law, you shall (a) return to Teradata all Shares that you have not disposed of that have been acquired pursuant to this Agreement, and (b) with respect to any Shares acquired pursuant to this Agreement that you have disposed of, pay to Teradata in cash the Fair Market Value of such Shares on the date acquired.

9. Withholding. Teradata has the right to deduct or cause to be deducted from, or collect or cause to be collected, with respect to the taxation of any Share Units, any federal, state, local, foreign or other taxes required by the laws of the United States or any other country to be withheld or paid with respect to the Share Units, and you or your legal representative or beneficiary will be required to pay any such amounts. By accepting this award, you consent and direct that, if you are paid through Teradata’s United States payroll system at the time the Share Units are settled, Teradata’s stock plan administrator will withhold or sell the number of Shares underlying the Share Units as Teradata, in its sole discretion, deems necessary to satisfy such withholding requirements; provided, however, that if Teradata is required to withhold any taxes prior to settlement of the Share Units, then you agree that Teradata may satisfy those withholding obligations by withholding cash from your compensation otherwise due to you or by any other action as it may deem necessary to satisfy the withholding obligation. In no event shall the Fair Market Value of the Shares of common stock to be surrendered pursuant to this section to satisfy applicable withholding taxes exceed the minimum amount of taxes required to be withheld or such other amount that will not result in a negative accounting impact. If you are paid through a non-United States Teradata payroll system, you agree that Teradata may satisfy any withholding obligations by withholding cash from your compensation otherwise due to you or by any other action as it may deem necessary to satisfy the withholding obligation. You acknowledge that the ultimate liability for all taxes and tax-related items is and remains your responsibility and may exceed the amount actually withheld by Teradata or the Employer. You also agree that you solely are responsible for filing all relevant documentation that may be required of you in relation to this award or any tax-related items, such as but not limited to personal income tax returns or reporting statements in relation to the grant or vesting of this award or the subsequent sale of Shares acquired pursuant to such award and the receipt of any dividends or dividend equivalents.

10. Restrictive Covenants. In exchange for the Share Units, you agree that during your employment with Teradata and, to the extent permitted by applicable law, for a period of twelve (12) months after the termination of employment (or if applicable law mandates a maximum time that is shorter than twelve months, then for a period of time equal to that shorter maximum period), regardless of the reason for termination, you will not, without the prior written consent of the Chief Executive Officer of Teradata, (a) render services directly or indirectly to, or become employed by, any Competing Organization (as defined in this Section 10 below) to the extent such services or employment involves the development, manufacture, marketing, sale, advertising or servicing of any product, process, system or service which is the same or similar to, or competes with, a product, process, system or service manufactured, sold, serviced or otherwise provided by Teradata to its customers and upon which you worked or in which you participated during the last two (2) years of your Teradata employment; (b) directly or indirectly recruit, hire, solicit or induce, or attempt to induce, any exempt employee of Teradata to terminate his or her employment with or otherwise cease his or her relationship with Teradata; or (c) solicit the business of any firm or company with which you worked during the preceding two (2) years while employed by Teradata, including customers of Teradata. If you breach the terms of this Section 10, you agree that in addition to any liability you may have for damages arising from such breach, any unvested Share Units will be immediately forfeited, and, to the extent permitted by applicable law, you agree to pay to Teradata the Fair Market Value of any Share Units that vested and that were paid during the twelve (12) months prior to the date of termination of your employment. Such Fair Market Value shall be determined as of the date that the Share Units become vested. If you breach the terms of this Section 10 prior to the end of the Performance Period but after you incur a termination described in Section 3(a) of this Agreement, your award will be forfeited and you will not receive the pro-rata portion of the Share Units.

As used in this Section 10, “Competing Organization” means an organization identified as a Competing Organization by the Chief Executive Officer of Teradata for the year in which your employment with Teradata terminates, and any other person or organization which is engaged in or about to become engaged in research on or development, production, marketing, leasing, selling or servicing of a product, process, system or service which is the same or similar to or competes with a product, process, system or service manufactured, sold, serviced or otherwise provided by Teradata to its customers. The list of Competing Organizations identified by the Chief Executive Officer is maintained by the Teradata Law Department.

11. Arbitration. By accepting this award, you agree that, where permitted by local law, any controversy or claim arising out of or related to your employment relationship with Teradata shall be resolved by first exhausting any Teradata internal dispute resolution process and policy, and then by arbitration pursuant to such policy. If you are employed outside the United States, where permitted by local law, the arbitration shall be conducted in the regional headquarters city of the business unit in which you work. The arbitration shall be held before a single arbitrator who is an attorney knowledgeable in employment law. The arbitrator’s decision and award shall be final and binding and may be entered in any court having jurisdiction. For arbitrations held in the United States, issues of arbitrability shall be determined in accordance with the federal substantive and procedural laws relating to arbitration; all other aspects shall be interpreted in accordance with the laws of the state in which the headquarters of Teradata is located. Each party shall bear its own attorney’s fees associated with the arbitration and other costs and expenses of the arbitration shall be borne as provided by the rules of the American Arbitration Association for an arbitration held in the United States, or similar applicable rules for an arbitration held outside the United States.

Notwithstanding the preceding subparagraph, you acknowledge that if you breach Section 10, Teradata will sustain irreparable injury and will not have an adequate remedy at law. As a result, you agree that in the event of your breach of Section 10 Teradata may, in addition to any other remedies available to it, bring an action in a court of competent jurisdiction for equitable relief to preserve the status quo pending appointment of an arbitrator and completion of an arbitration. You stipulate to the exclusive jurisdiction and venue of the state and federal courts located in the location from which Teradata’s equity programs are administered, for any such proceedings.

12. Compensation Recovery Policy. By accepting this award, you acknowledge and agree that, notwithstanding any other provision of this Agreement to the contrary, you may be required to forfeit or repay any or all of the Share Units pursuant to the terms of the Teradata Corporation Compensation Recovery Policy (or a successor policy), as the same may be amended to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the Securities and Exchange Commission or applicable securities exchange.

13. Beneficiaries; Successors.

(a) Without limiting Section 6 of this Agreement, you may designate one or more beneficiaries to receive all or part of any Share Units to be distributed in case of your death, and you may change or revoke such designation at any time. In the event of your death, any Share Units distributable hereunder that are subject to such a designation will be distributed to such beneficiary or beneficiaries in accordance with this Agreement. Any other Share Units not designated by you will be distributable to your estate. If there is any question as to the legal right of any beneficiary to receive a distribution hereunder, the Share Units in question may be transferred to your estate, in which event Teradata will have no further liability to anyone with respect to such Share Units.

(b) The provisions of this Agreement shall inure to the benefit of, and be binding upon, your successors, administrators, heirs, legal representatives and assigns, and the successors and assigns of the Company.

14. Severability. The provisions of this Agreement are severable. If any provision of this Agreement is held to be unenforceable or invalid by a court or other tribunal of competent jurisdiction (including an arbitration tribunal), it shall be severed and shall not affect any other part of this Agreement, which will be enforced as permitted by law.

15. Amendment. The terms of this award of Share Units as evidenced by this Agreement may be amended by the Teradata Board of Directors or the Committee.

16. Adjustments. The number of Share Units and the number and kind of shares of stock covered by this Agreement shall be subject to adjustment as provided in Section 14 of the Plan.

17. Plan Governs. In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of the Plan, the terms and conditions of the Plan shall prevail, except that with respect to matters involving choice of law, the terms and conditions of Section 10 of this Agreement shall prevail.

18. Dividend; Voting Rights. You shall not possess any incidents of ownership (including, without limitation, dividend and voting rights) in the Shares underlying the Share Units credited to your Account until such Shares have been delivered to you in accordance with Section 2, Section 3 or Section 4 hereof. The obligations of the Company under this Agreement will be merely that of an unfunded and unsecured promise of the Company to deliver Shares in the future, and your rights will be no greater than that of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company under this Agreement.

19. No Employment Contract or Acquired Rights. Nothing contained in this Agreement shall confer upon you any right with respect to continuance of employment by Teradata, nor limit or affect in any manner the right of Teradata to terminate your employment or adjust your compensation. Furthermore, nothing contained in this Agreement shall confer upon you any right to receive any future Share Units or awards under the Plan or the inclusion of the value of any awards in the calculation of severance payments, if any, upon termination of employment.

20. Non-U.S. Employees. Notwithstanding any provision herein, if the Plan or your employment with Teradata is subject to the rules and regulations of one or more non-United States jurisdictions, then your participation in the Plan shall be subject to any such rules and regulations and any special terms and conditions as set forth in any appendix for your country (the “Appendix”). Moreover, if you relocate to one of the countries included in the Appendix, the special terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Company also reserves the right to impose other requirements on your participation in the Plan to the extent the Company determines it necessary or advisable in order to comply with local law or facilitate the administration of the Plan and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. The Appendix constitutes part of this Agreement.

You also understand and agree that any cross-border cash remittance made in relation to this award, including the transfer of proceeds received upon the sale of Shares, must be made through a locally authorized financial institution or registered foreign exchange agency and may require you to provide to such financial institution or agency certain information regarding the transaction. Moreover, you understand and agree that the Company is neither responsible for any foreign exchange fluctuation between your local currency and the United States Dollar (or the selection by Teradata or the Employer in its sole discretion of an applicable foreign currency exchange rate) that may affect the value of this award (or the calculation of income or any Tax-Related Items thereunder) nor liable for any decrease in the value of Shares or this award. In addition, the ownership of Shares or assets and holding of bank or brokerage account abroad may subject you to reporting requirements imposed by tax, banking, and/or other authorities in your country, and you understand and agree that you solely are responsible for complying with such requirements.

21. Acceptance of Terms. By accepting any benefit under this Agreement, you and each person claiming under or through you shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of this Agreement and the Plan and any action taken under this Agreement or the Plan by the Committee, the Board or Teradata, in any case in accordance with the terms and conditions of this Agreement.

22. Communications and Electronic Delivery. Teradata may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by Teradata or a third party designated by Teradata. If you have received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

23. Data Privacy Consent. You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement and any other Share Unit grant materials by and among, as applicable, the Employer and Teradata for the exclusive purpose of implementing, administering and managing your participation in the Plan.

You understand that Teradata and the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in Teradata, details of all Share Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the Plan (“Data”).

You understand that Data will be transferred to any third parties assisting Teradata with the implementation, administration and management of the Plan. You understand the recipients of the Data may be located in your country, in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize Teradata and the recipients which may assist Teradata (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

EXHIBIT A

PERFORMANCE-BASED RESTRICTED SHARE UNIT AGREEMENT

PERFORMANCE METRICS

[TO BE DETERMINED]